Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	February 1, 2021
President
(310) 481-8484 Or
Michelle Ngo
Senior Vice President,
Chief Financial Officer and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
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LOS ANGELES, February 1, 2021 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2020.

COVID-19 Pandemic Key Business Update
Operations
•Collected 96% of contractual fourth quarter rent billings across all property types, including 98% from office and life science tenants. Excluding rent relief provided to certain tenants, collected 97% across all property types, including 98% from office and life science tenants
◦The collection rate for January across all property types was 95%, including 97% from office and life science tenants, as of the date of this release. Excluding rent relief provided to certain tenants, collected 96% across all property types, including 97% from office and life science tenants
•Limited lease expiration exposure with an average of approximately 6.3% of total rentable square feet expiring per year through 2025

Balance Sheet / Liquidity Highlights
•As of the date of this release, the company had approximately $1.5 billion of total liquidity comprised of approximately $700.0 million of cash and cash equivalents on hand and full availability under the $750.0 million revolving credit facility
•No significant debt maturities until 2023, excluding the company’s revolving credit facility, which matures in the third quarter of 2022
•Weighted average debt maturity of approximately 7.2 years

Development
•$1.6 billion of projects under development
◦89% leased across office and life science space
◦As of the date of this release, all in-process projects were under active construction
◦Remaining spending to complete the projects of approximately $500.0 million, fully funded with cash on hand

Fourth Quarter Highlights
Financial Results
•Net income available to common stockholders per share of $0.67
•Funds from operations available to common stockholders and unitholders (“FFO”) per share of $0.95
◦Both net income available to common stockholders per share and FFO per share included a $0.03 per share net charge primarily due to co-working, advertising and residential tenant creditworthiness as a result of the COVID-19 pandemic
•Revenues increased to $229.3 million, including the charge noted above

Stabilized Portfolio
•Stabilized portfolio was 91.2% occupied and 94.3% leased at December 31, 2020
•Signed approximately 60,945 square feet of new or renewing leases
◦GAAP and cash rents increased approximately 28.4% and 13.9%, respectively, from prior levels

Dispositions
•In December, completed the sale of an approximately 87,000 square foot operating property in the Mountain View submarket of the San Francisco Bay Area for gross proceeds of $75.9 million, or $871 per square foot, and a GAAP gain on sale of operating properties of $35.5 million

Development
•In November, completed construction on and added Netflix // On Vine, an approximately 361,000 square foot office development project located in Hollywood, CA to the stabilized portfolio. The project is 100% leased to Netflix, Inc.

Full Year 2020 Highlights
•Fully stabilized The Exchange on 16th, a $585.0 million, approximately 750,000 square foot office development project, located in the Mission Bay district of San Francisco. The office component is 100% leased to Dropbox
•Completed construction on $1.0 billion of office projects that were delivered or turned over to tenants for tenant improvements, a record year
▪Netflix // On Vine, a $300.0 million office project, located in the Hollywood submarket of Los Angeles; the project is 100% leased to Netflix, Inc.
▪333 Dexter, a $410.0 million office project in Seattle; the project is 100% leased to a Fortune 50 publicly traded company
▪One Paseo Office, a $205.0 million component of our One Paseo mixed-use project in the Del Mar submarket of San Diego, which is 93% leased
▪9455 Towne Centre Drive, a $105.0 million office project located in the University Towne Center submarket of San Diego; the project is 100% leased to a Fortune 50 publicly traded company
•Completed construction on $245.0 million, or 371 units, at the residential development of our One Paseo mixed-use project in the Del Mar submarket of San Diego, which are 51% leased
•Increased the annual dividend on the company’s common stock by 3.1% to $2.00 per share
•Fully physically settled equity forward sale agreements in connection with the February 2020 common stock public offering of 5,750,000 shares priced at $86.00 per share and 3,147,110 shares of common stock in connection with a forward transaction under the ATM program

▪Generated aggregate net proceeds of $722.2 million
•Issued $775.0 million of debt across two transactions
▪Private placement of $350.0 million, 10-year, 4.270% senior unsecured notes
▪Public offering of $425.0 million, 12-year, 2.500% senior unsecured green bonds
•Completed the sale of an approximately 87,000 square foot operating property in the Mountain View submarket of the San Francisco Bay Area for gross proceeds of $75.9 million, or $871 per square foot
•Executed 731,000 square feet of leases, including development properties, with strong increases in rental rates compared to prior rates
▪GAAP and cash rents increased approximately 36.5% and 18.4%, respectively, from prior levels
•Maintained industry leadership position in sustainability, including repeat awards from GRESB, NAREIT, the EPA and Green Lease Leaders
▪Achieved Carbon Neutral Operations in 2020; KRC was the first North American REIT to make this commitment
▪Largest Fitwel portfolio among all non-government organizations in the world
▪Listed in the Dow Jones Sustainability World Index for the fourth year and included in the Bloomberg Gender Equality Index

Results for the Quarter Ended December 31, 2020
For the fourth quarter ended December 31, 2020, KRC reported net income available to common stockholders of $78.6 million, or $0.67 per share, including a $0.31 per share gain on sale of operating properties, compared to $72.5 million, or $0.67 per share, in the fourth quarter of 2019, including a $0.28 per share gain on sale of operating properties. FFO in the fourth quarter of 2020 was $112.7 million, or $0.95 per share, compared to $109.5 million, or $1.00 per share, in the fourth quarter of 2019. Current period net income available to common stockholders and FFO per share included a $0.03 per share net charge primarily due to co-working, advertising and residential tenant creditworthiness related to the COVID-19 pandemic.

All per share amounts in this report are presented on a diluted basis.

Conference Call and Audio Webcast
KRC management will discuss fourth quarter results and the current business environment during the company’s February 2, 2021 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc210202.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at https://dpregister.com/sreg/10148263/d9a945fc41. A replay of the conference call will be available via telephone on February 2, 2021 through February 9, 2021 by dialing (877) 344-7529 and entering passcode 10148263. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/shareholders/conference-calls/default.aspx.

About Kilroy Realty Corporation
Kilroy Realty Corporation (NYSE: KRC, the “company”, “KRC”) is a leading West Coast landlord and developer, with a major presence in San Diego, Greater Los Angeles, the San Francisco Bay Area, and the Pacific Northwest. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity, productivity and employee retention for some of the world’s leading technology, entertainment, life science and business services companies.

KRC is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office and mixed-use projects.

As of December 31, 2020, KRC’s stabilized portfolio totaled approximately 14.6 million square feet of primarily office and life science space that was 91.2% occupied and 94.3% leased. The company also had 808 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 89.5% and 50.4%, respectively. In addition, KRC had six in-process development projects with an estimated total investment of $1.6 billion, totaling approximately 1.9 million square feet of office and life science space. The office and life science space was 89% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
KRC is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. KRC’s stabilized portfolio was 68% LEED certified and 39% Fitwel certified, the highest of any non-government organization, as of December 31, 2020.

The company has been recognized by GRESB, the Global Real Estate Sustainability Benchmark, as the listed sustainability leader in the Americas for six of the last seven years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for six consecutive years and ENERGY STAR Partner of the Year for seven years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past five years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the second year in a row, the company has been named to Bloomberg’s Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending September 30, 2020 and in our annual report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$229,332	$220,235	$898,397	$837,454

Net income available to common stockholders	$78,642	$72,500	$187,105	$195,443

Weighted average common shares outstanding – basic	115,730	106,013	113,241	103,201
Weighted average common shares outstanding – diluted	116,243	106,748	113,720	103,849

Net income available to common stockholders per share – basic	$0.67	$0.68	$1.63	$1.87
Net income available to common stockholders per share – diluted	$0.67	$0.67	$1.63	$1.86

Funds From Operations (1)(2)	$112,703	$109,518	$433,356	$418,478

Weighted average common shares/units outstanding – basic (3)	118,330	109,138	116,233	106,342
Weighted average common shares/units outstanding – diluted (4)	118,843	109,872	116,711	106,991

Funds From Operations per common share/unit – basic (2)	$0.95	$1.00	$3.73	$3.94
Funds From Operations per common share/unit – diluted (2)	$0.95	$1.00	$3.71	$3.91

Common shares outstanding at end of period			116,036	106,016
Common partnership units outstanding at end of period			1,151	2,023
Total common shares and units outstanding at end of period			117,187	108,039

			December 31, 2020	December 31, 2019
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			88.1%	95.2%
San Diego County			85.2%	89.7%
San Francisco Bay Area			94.5%	95.0%
Greater Seattle			94.7%	97.7%
Weighted average total			91.2%	94.6%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,395	4,026
San Diego County			2,147	2,048
San Francisco Bay Area			6,276	5,600
Greater Seattle			1,802	1,802
Total			14,620	13,476
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(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2019 include the office properties that were sold subsequent to December 31, 2019.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	December 31, 2020	December 31, 2019
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,628,848	$1,466,166
Buildings and improvements	6,783,092	5,866,477
Undeveloped land and construction in progress	1,778,106	2,296,130
Total real estate assets held for investment	10,190,046	9,628,773
Accumulated depreciation and amortization	(1,798,646)	(1,561,361)
Total real estate assets held for investment, net	8,391,400	8,067,412

Cash and cash equivalents	731,991	60,044
Restricted cash	91,139	16,300
Marketable securities	27,481	27,098
Current receivables, net	12,007	26,489
Deferred rent receivables, net	386,658	337,937
Deferred leasing costs and acquisition-related intangible assets, net	210,949	212,805
Right of use ground lease assets	95,523	96,348
Prepaid expenses and other assets, net	53,560	55,661
TOTAL ASSETS	$10,000,708	$8,900,094

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$253,582	$258,593
Unsecured debt, net	3,670,099	3,049,185
Unsecured line of credit	—	245,000
Accounts payable, accrued expenses and other liabilities	445,100	418,848
Ground lease liabilities	97,778	98,400
Accrued dividends and distributions	59,431	53,219
Deferred revenue and acquisition-related intangible liabilities, net	128,523	139,488
Rents received in advance and tenant security deposits	68,874	66,503
Total liabilities	4,723,387	4,329,236

EQUITY:
Stockholders’ Equity
Common stock	1,160	1,060
Additional paid-in capital	5,131,916	4,350,917
Distributions in excess of earnings	(103,133)	(58,467)
Total stockholders’ equity	5,029,943	4,293,510
Noncontrolling Interests
Common units of the Operating Partnership	49,875	81,917
Noncontrolling interests in consolidated property partnerships	197,503	195,431
Total noncontrolling interests	247,378	277,348
Total equity	5,277,321	4,570,858
TOTAL LIABILITIES AND EQUITY	$10,000,708	$8,900,094

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUES
Rental income	$228,195	$217,140	$892,306	$826,472
Other property income	1,137	3,095	6,091	10,982
Total revenues	229,332	220,235	898,397	837,454

EXPENSES
Property expenses	39,070	42,044	155,118	160,037
Real estate taxes	24,294	21,534	92,218	78,097
Ground leases	2,125	1,978	8,891	8,113
General and administrative expenses	23,085	22,365	99,264	88,139
Leasing costs	721	2,016	4,493	7,615
Depreciation and amortization	72,990	69,513	299,308	273,130
Total expenses	162,285	159,450	659,292	615,131

OTHER INCOME (EXPENSES)
Interest income and other net investment gain	1,845	1,436	3,424	4,641
Interest expense	(20,976)	(13,932)	(70,772)	(48,537)
Gains on sales of depreciable operating properties	35,536	29,633	35,536	36,802
Total other income (expenses)	16,405	17,137	(31,812)	(7,094)

NET INCOME	83,452	77,922	207,293	215,229

Net income attributable to noncontrolling common units of the Operating Partnership	(1,012)	(1,343)	(2,869)	(3,766)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,798)	(4,079)	(17,319)	(16,020)
Total income attributable to noncontrolling interests	(4,810)	(5,422)	(20,188)	(19,786)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$78,642	$72,500	$187,105	$195,443

Weighted average common shares outstanding – basic	115,730	106,013	113,241	103,201
Weighted average common shares outstanding – diluted	116,243	106,748	113,720	103,849

Net income available to common stockholders per share – basic	$0.67	$0.68	$1.63	$1.87
Net income available to common stockholders per share – diluted	$0.67	$0.67	$1.63	$1.86

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income available to common stockholders	$78,642	$72,500	$187,105	$195,443
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,012	1,343	2,869	3,766
Net income attributable to noncontrolling interests in consolidated property partnerships	3,798	4,079	17,319	16,020
Depreciation and amortization of real estate assets	71,512	68,078	290,353	268,045
Gains on sales of depreciable real estate	(35,536)	(29,633)	(35,536)	(36,802)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(6,725)	(6,849)	(28,754)	(27,994)
Funds From Operations(1)(2)(3)	$112,703	$109,518	$433,356	$418,478

Weighted average common shares/units outstanding – basic (4)	118,330	109,138	116,233	106,342
Weighted average common shares/units outstanding – diluted (5)	118,843	109,872	116,711	106,991

Funds From Operations per common share/unit – basic (2)	$0.95	$1.00	$3.73	$3.94
Funds From Operations per common share/unit – diluted (2)	$0.95	$1.00	$3.71	$3.91
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $5.1 million and $4.2 million for the three months ended December 31, 2020 and 2019, respectively, and $22.5 million and $19.2 million for the year ended December 31, 2020 and 2019, respectively.

(4)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.